                                  BY-LAWS

                                    OF

                           COMMUNITY BANCORP.

                            A Vermont Corporation

                    Amended and Restated as of April 5, 1994
                   and further Amended through June 13, 2000

                          TABLE OF CONTENTS

                                        BY-LAWS

                                          OF

                                COMMUNITY BANCORP.

                                 A Vermont Corporation
                       (Amended and Restated as of April 5, 1994 and
                          further Amended through June 13, 2000)

ARTICLE ONE: OFFICES

1.01  Registered Office and Agent. The registered office and registered agent of Community Bancorp. (the "Corporation") shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Vermont.

1.02  Other Offices. The Corporation may also have offices at such other places, both within and without the State of Vermont, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO: SHAREHOLDERS

2.01  Annual Meetings. The regular annual meeting of shareholders of the
Corporation shall be held on the first Tuesday of May of each year, at such time and place as shall be designated by the Board of Directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.
(As amended November 15, 1983).

2.02  Special Meetings. A special meeting of the shareholders may be called at any time by the President, or by the Board of Directors, or by the Secretary
upon the petition of the holders of not less than ten percent of all shares entitled to vote on any issue at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.03  Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of Vermont as may be designated by the
Board of Directors. Special meetings of shareholders may be held at any place within the State of Vermont as may be designated by the person or persons calling such special meeting as provided in Section 2.02. If no place for a meeting is designated, it shall be held at the registered office of the
Corporation.

2.04  Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the President, the
Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.05  Voting List. Beginning two business days after the notice of meeting is given, and continuing through the meeting, the Secretary shall make available for inspection by any shareholder a complete list of shareholders entitled to notice of and to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. Such list shall be kept on file during the time specified at the principal office of the Corporation or at a place identified in the notice in the city in which the meeting is to be held. The list shall be subject to inspection during usual business hours, and upon written demand, by any shareholder of record entitled to vote at that meeting, or his or her agent or attorney, who shall be entitled to copy the list at his or her own expense.
Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder of record entitled to vote at that meeting, or his or her agent or attorney. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

2.06  Voting of Shares. Treasury shares, and shares of the Corporation's own stock owned, directly or indirectly by another corporation (other than shares held in a fiduciary capacity) the majority of the voting stock of which is owned or controlled by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate and are in the possession of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the By-laws of such corporation may provide or, in the absence of such provision, as the Board of Directors of such corporation shall determine.
A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

2.07  Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for action on that matter at any meeting of shareholders, except as otherwise provided by law or the Articles of Incorporation. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders who are present in person or represented by proxy and who are entitled to vote on any issue at the meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting any business as to which a quorum is present or represented by proxy may be transacted which could have been transacted at the original meeting, had a quorum been present or represented.

2.08  Majority Vote; Withdrawal of Quorum. Except as otherwise provided by law or the Articles of Incorporation, if a quorum on a matter is present in person or represented by proxy at any meeting, the action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast opposing the matter. The shareholders present at a duly convened meeting may continue to transact business until adjournment, not-
withstanding any withdrawal of shareholders which may leave less than a quorum remaining.

2.09  Method of Voting; Proxies. Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the
Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by law. Such books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized secretary-in-fact. Each such proxy shall be filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes before or at the time of the meeting and shall become effective upon such filing. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly and conspicuously provided therein to be irrevocable and the appointment as proxy is coupled with an interest, or unless otherwise made irrevocable by law.

2.10  Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith shall be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith shall nevertheless be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1)   the shareholder is an entity as defined in the Vermont Business
     Corporation Act and the name signed purports to be that of an officer or agent of the entity;

(2)   the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the
     Corporation requests, evidence of fiduciary status acceptable to the
     Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3)   the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4)   the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(5)   two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-
     owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation shall be entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

2.11  Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determin-
ation of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the Board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or other distribution, the record date for determination of such shareholders shall be at the close of business on:

(a)   With respect to an annual shareholder meeting or any special shareholder meeting called by the Board or any person specifically authorized by the
     Board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(b)   With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;
(c)   With respect to the payment of a share dividend, the date the
     Board authorizes the share dividend;
(d)   With respect to actions taken in writing without a meeting, the date the first shareholder signs a consent;
(e)   And with respect to a distribution to shareholders, other than one involving a repurchase or reacquisition of shares, the date the
     Board authorizes the distribution.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.12  Presiding Officials at Meetings. Unless some other person is elected by a vote of a majority of the shares then entitled to vote at a meeting of shareholders, or is designated by the Board of Directors, the President shall preside at and the Secretary shall prepared minutes of each meeting of shareholders.

2.13  Inspection of Corporate Records.
(a)   Minutes and Accounting Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and
     Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of
     Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

(b)   Absolute Inspection Rights of Records Required at Principal Office.
     Upon written demand to the Corporation made at least five business days before the date on which he wishes to inspect and copy, a shareholder
     (or his agent or attorney) shall be entitled to inspect and copy, during regular business hours, any of the following records, all of which the
     Corporation is required to keep at its principal office:

  (1)   its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;
  (2)   its bylaws or restated bylaws and all amendments to them currently in effect;
  (3)   the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;
  (4)   all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years to the shareholders;
  (5)   a list of the names and business addresses of its current directors and officers; and
  (6)   its most recent annual report delivered to the Secretary of State.

(c)   Conditional Inspection Right. A shareholder (or his agent or attorney)
     shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the records specified below in this paragraph (c), provided that (i) such shareholder older gives the Corporation a written demand made in good faith, at least five business days before the date on which he wishes to inspect and copy,
     (ii) the demand is for a proper purpose and the written demand describes with reasonable particularity the purpose for the request and the records he or she desires to inspect, and (iii) the records are directly connected with the shareholder's purpose. The right of inspection specified in this paragraph (c) shall apply to the following records of the Corporation:

  (1)   accounting records of the Corporation; and
  (2)   the record of shareholders (compiled no earlier than the date of the shareholder's demand).

(d)   Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photocopy or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e)   Shareholder Includes Beneficial Owner. For purposes of this section
     2.13, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on the beneficial owner's behalf.

ARTICLE THREE: DIRECTORS

3.01  Management. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to the restrictions imposed by law, the Articles of Incorporation, or these By-laws.

3.02  Number; Election; Term; Qualification. Subject to Section 3.06 below, the
Board of Directors shall consist of not less than 9 nor more than 25 shareholders, the exact number and the terms of office of which shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the full Board of Directors. Such exact number may be increased or decreased by the affirmative vote of the holders of at least seventy-five percent (75%)
of the combined voting power of all of the then-outstanding shares of the
Corporation's capital stock entitled to vote generally in the election of directors, (other than directors, if any, elected under Article Fifteen of the
Articles of Incorporation). Election of directors shall be by vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present.

3.03  Classification. The directors (other than directors, if any, elected under Article Fifteen of the Articles of Incorporation) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of the shareholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of the shareholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

3.04  Vacancies. Subject to Section 3.06 below, any vacancies in the Board of
Directors resulting from death, resignation, retirement, or removal from office of a director may be filled by the Board of Directors, acting by resolution of a majority of the directors then in office (other than directors, if any, elected under Article Fifteen of the Articles of Incorporation), although less than a quorum. Any director chosen to fill a vacancy as provided herein shall hold office until the next election of the class for which such director shall have been elected and shall have qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

3.05  Mandatory Retirement. No person whether or not a director in office shall be elected as a member of the Board of Directors after his or her seventieth birthday. Any director who passes the age of seventy while in office may continue to serve until the next annual meeting.

3.06  Removal. Subject to Section 3.07 below, any director, or the entire
Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the combined voting power of all of the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors.

3.07  Inconsistency. Nothing contained in Sections 3.02 through 3.07 of this
Article Three shall be deemed to alter, amend or repeal any of the provisions of Article Fifteen of the Articles of Incorporation, which confers, under circumstances described therein, on the holders of the debentures referred to therein, the right to elect directors in certain circumstances. During any period in which such rights may be exercised, the provision or provisions conferring such rights shall prevail over any provision of these By-laws inconsistent therewith.

3.08  Nominations. Nominations for election to the Board of Directors shall be made by the Board of Directors. One or more shareholders may submit to the
Board of Directors for consideration recommendations for persons to be nominated as directors. Any such recommendations must be in writing, mailed or delivered to the President of the Corporation on or before January
1 next preceding the annual shareholders meeting for which such election is sought and must disclose the following information (to the extent known):
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; and (c) the number of shares of the Corporations'
common stock owned by each proposed nominee.

3.09  Annual Meeting. The Board of Directors may hold its annual meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of shareholders, and no notice of such meeting shall be necessary.

3.10  Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such times and places as may be designated from time to time by resolution of the Board of Directors and communicated to all directors.

3.11  Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the President of the Corporation or by any three directors at such time and place as the President or directors shall designate in the notice of such special meeting. The person or persons calling any special meeting shall cause notice of such special meeting to be given to each director at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting, except for proposed amendments to the By-Laws.

3.12  Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these By-Laws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by law, the
Articles of Incorporation or these By-Laws.

3.13  Procedure; Minutes. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The President of the Corporation, or in his absence a designated Vice-
President, shall preside at each meeting of the Board of Directors provided that in the absence of the President and any qualified Vice-President the Board of
Directors may appoint a person to preside at the meeting. The Secretary of the
Corporation or an Assistant Secretary designated by the Board shall act as secretary of each meeting provided that in the absence of the Secretary and any qualified Assistant Secretary, the Board of Directors shall appoint at each meeting a person to act as Secretary of the meeting. The Secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the
Secretary of the Corporation for placement in the minutes books of the
Corporation.

3.14  Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless (i) he shall object at the beginning of the meeting (or promptly following his arrival) to holding the meeting or transacting business at the meeting, or (ii) his dissent or abstention shall be entered in the minutes of the meeting or (iii) he shall file his written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

3.15  Compensation. Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary or retainer as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.01  Designation. The Board of Directors, may by resolution adopted by a majority of the entire Board of Directors, designate executive and other committees.

4.02  Number; Qualification; Term. Each committee shall consist of two or more directors appointed by resolution adopted by a majority of the entire Board of
Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors.
Committee members shall serve at the pleasure of the Board of Directors.

4.03  Authority. Each committee, to the extent expressly provided for in the resolution adopted by a majority of the entire Board of Directors establishing such committee, shall have and may exercise all the authority of the Board of
Directors in the management of the business and affairs of the Corporation.
However, no committee shall have the authority of the Board of Directors in reference to:

(a)   amending the Articles of Incorporation;
(b)   approving a plan of merger not requiring shareholder approval;
(c)   approving or proposing to shareholders action that the Vermont Business
     Corporation Act requires be approved by the shareholders;
(d)   amending, altering, or repealing these By-Laws or adopting new By-Laws;
(e)   filling vacancies in or removing members of the Board of Directors or of any committee;
(f)   electing or removing officers or committee members;
(g)   fixing the compensation of any committee member;
(h)   altering or repealing any resolution of the full Board of Directors;
(i)   declaring dividends or authorizing any other form of distribution to shareholders, or authorizing the issuance of shares of the Corporation; or
(j)   authorizing or approving the issuance or sale of shares or the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

4.04  Committee changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.05  Meetings. Regular and special meetings of any committee may be held without notice at such times and places as may be designated from time to time by resolution of the committee and communicated to all committee members.

4.06  Quorum; Majority; Vote. At all meetings of any committee, a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the Articles of Incorporation or these By-laws.

4.07  Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.08  Compensation. Committee members may, by resolution of the Board of
Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.09  Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01  Notice. Whenever by law, the Articles of Incorporation, or these By-laws, notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by first class mail, postage prepaid, (c) except in the case of a shareholder, by telephone, telegram, telex, cable, telecopier, or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director or committee member at his address as it appears on the books of the Corporation, or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given in person or by telephone, telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time given or transmitted.

5.02  Waiver of Notice. Whenever by law, the Articles of Incorporation, or
these By-laws, any notice is required to be given to any shareholder, director or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03  Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.04  Action Without Meeting. Any action which may be taken, or is required by law, the Articles of Incorporation, or these By-laws to be taken, at a meeting of directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of such directors or committee members, as the case may be, and may be stated as such in any document filed with the
Secretary of State of Vermont or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation and shall take effect as of the date of the last signature, unless a different date is specified in the consent.

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.01  Number; Titles; Election; Term. The Corporation shall have a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the Board of Directors shall determine), a secretary, a treasurer, and such other officers and agents as the Board of
Directors may deem desirable. The Board of Directors shall elect one of its members as President of the Corporation and shall also elect one or more vice-
presidents, a treasurer, and a secretary at its first meeting at which a quorum shall be present after formation of the Corporation and after each annual meeting of shareholders, or whenever a vacancy exists. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer or agent, his term of office shall extend to and expire at the meeting of the Board of
Directors following the next annual meeting of shareholders or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person. No officer or agent except the President of the Corporation need be a shareholder, a director, a resident of the State of Vermont, or citizen of the United States. The President must be a shareholder and duly elected or appointed director of the Corporation.

6.02  Removal. Any officer or agent elected or appointed by the Board of
Directors may be removed by the Board of Directors, at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03  Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

6.04  Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these By-laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-laws.

6.05  Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the Board of Directors; provided, that the Board of Directors may by resolution delegate to any one or more officers of the Corporation, or to a committee of the Board, the authority to fix such compensation.

6.06  Chairman of the Board. The President of the Corporation shall be the
Chairman of the Board and shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors.

6.07  President. The President shall be the chief executive officer of the
Corporation and, subject to the supervision of the Board of Directors, shall have general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the
Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.08  Vice President. Each vice president shall have such powers and duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President. The Board shall designate one vice president to exercise the powers of the President in the event of that officer's absence or inability to act.

6.09  Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disburse-
ments, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments and shall supervise the accounting and auditing practices of the Corporation.
Additionally, the Treasurer shall have the power to endorse for deposit, collection or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of
Directors or as may be delegated from time to time by the President.

6.10  Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President or Treasurer. The Assistant
Treasurer shall exercise the powers of the Treasurer during that officer's absence or inability to act. In the event more than one Assistant Treasurer is appointed, the President shall designate one Assistant Treasurer to exercise the powers of the Treasurer as herein set forth.

6.11  Secretary. In addition to any other duties required by law or by the
Board of Directors from time to time, the Secretary shall perform the following duties:

(a)   record all votes and proceedings of the shareholders and directors or any committee thereof;

(b)   have the custody of the corporate seal, and of the corporate records within this State;

(c)   keep a record book, which shall always be available for the inspection and copying by the shareholders, containing the names of the shareholders, their places of residence, the number of shares held by each, the time when they respectively acquired the shares, and the time of any transfers thereof, except that such record book may be kept by a transfer agent rather than the Secretary when such transfer agent is approved by the vote of a majority of the shareholders of the Corporation;

(d)   procure and file in his own office certified copies of all papers required by law to be filed with the Secretary of State.

6.12  Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President or Secretary. The Assistant
Secretary shall exercise the powers of the Secretary during that officer's absence or inability to act. In the event more than one Assistant Secretary is appointed, the President shall designate one Assistant Secretary to exercise the powers of the Secretary as herein set forth.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01  Certificates for Shares. The certificates for shares of stock of the
Corporation shall be in such form as shall be approved by the Board of
Directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corpor-
ation or in the records of the Corporation's designated transfer agent, if any, and shall state the shareholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed, either manually or by facsimile, by the President or any Vice-President and by the
Secretary or the Treasurer and shall be sealed with the seal of the Corporation or facsimile thereof.

7.02  Issuance. Shares with or without par value may be issued for such consideration and to such persons as the Board of Directors may from time to time determine, except in the case of the shares with par value the consider-
ation must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid.

7.03  Shares Without Certificates.

(a)   Issuing Shares Without Certificates

   Unless the Articles of Incorporation provide otherwise, the Board of
Directors may authorize the issue of some or all the shares of its capital stock without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

(b)   Information Statement Required

   Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing at a minimum:

   (1)  the name of the issuing corporation and that it is organized under the laws of Vermont;

   (2)  the name of the person to whom issued; and

   (3)  the number and class of shares and the designation of the series, if any, of the issued shares.

7.04  Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received, including other securities of the Corporation, and, in the discretion of the
Board of Directors, one or more promissory notes. The promise of future services shall not constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.05  Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)   Claim. Makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

(b)   Timely Request. Requests the issuance of a new certificate before the
Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)   Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any)
against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)   Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

Notwithstanding the foregoing, the Corporation may waive any or all of the foregoing requirements in its discretion. When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the
Corporation within a reasonable time after he has notice of it, and the
Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.06  Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders of record thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.07  Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.01  Distributions. Subject to provisions of the statutes and the Articles of
Incorporation, dividends or other distributions may be declared by the Board of Directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

8.02  Reserves. The Board of Directors may create out of funds of the
Corporation legally available therefor such reserve or reserves as the Board of Directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall consider beneficial to the Corporation. The Board of Directors may modify or abolish any such reserve.

8.03  Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep as permanent records the minutes of the proceedings of its shareholders, Board of Directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.

8.04  Fiscal Year. The fiscal year of the Corporation shall be as provided in the Articles of Incorporation.

8.05  Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors.

8.06  Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the President, or the Secretary, or other officer responsible for recording the minutes of the meetings of the share-
holders and directors. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.

8.07  Securities of Other Corporations. The President, any Vice-President of
the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.08  Amendment. Except as hereinafter provided in this Section 8.08, or by law or in the Articles of Incorporation, these By-laws may be altered, amended or repealed by the directors acting by resolution of a majority of the directors then in office or by resolution of the shareholders. Notwithstanding any other provision of these By-laws or of the Articles of Incorporation and notwith-
standing the fact that some lesser percentage may be specified by law, the affirmative vote of the holders of 75% or more of the combined voting power of the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors shall be required to amend, alter, change, or repeal, in whole or in part, Sections 3.02, 3.03, 3.04, 3.05, or 3.06 of these By-laws.

8.09  Invalid Provisions. If any part of these By-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.10  Headings. The headings used in these By-laws are for convenience only and do not constitute matter to be construed in the interpretation of these By-
laws.

ARTICLE NINE:  INDEMNIFICATION
(adopted June 13, 2000)

9.01  Definitions. Terms not otherwise defined in this Article shall have the meaning ascribed in the Vermont Business Corporation Law, Title 11A of the
Vermont Statutes Annotated, as in effect from time to time.

9.02  Authority to Indemnify.

(a)   Except as provided in section 9.02(d) and subject to section 9.06, this
Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

  (1)   he conducted himself in good faith; and

  (2)   he reasonably believed:

     (i)  in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and

     (ii)  in all other cases, that his conduct was at least not opposed to its best interests; and

  (3)   in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)   A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of section 9.02(a)(2)(ii).

(c)   The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)   The Corporation may not indemnify a director under this section:

  (1)   in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

  (2)   in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was was improperly received by him.

(e)   Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

9.03  Mandatory Indemnification in Certain Circumstances. This Corporation
shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

9.04  Advance for Expenses.

(a)   The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is or was a party to a proceeding in advance of final disposition of the proceeding if:

  (1)   the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in section
       9.02;

  (2)   the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

  (3)   a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article Nine.

(b)   The undertaking required by section 9.04(a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

9.05  Court Ordered Indemnification. A director of this Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

  (1)   the director is entitled to mandatory indemnification under section
       9.03, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

  (2)   the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in section 9.02 or was adjudged liable as described in section 9.02(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

9.06  Determination and Authorization of Indemnification.

(a)   The Corporation may not indemnify a director under section 9.02 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 9.02.

(b)   The determination referred to in section 9.06(a) shall be made:

  (1)   by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

  (2)   if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

  (3)   by special legal counsel:

     (i)  selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or

     (ii)  if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of
          Directors (in which selection directors who are parties may participate);
          or

  (4)   by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination;

        Notwithstanding the foregoing, if a "change in control" (as defined in the Federal Bank Holding Company Act of 1956, as amended) of the
        Corporation shall have occurred within the preceding two years, the determination shall be made by special legal counsel, unless otherwise expressly agreed by the person claiming indemnification.

(c)   Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnifi-
cation is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under section 9.06(b)(3) to select counsel.

If it is determined under this Section 9.06 that the claimant is entitled to indemnification, payment to the claimant shall be made within 15 days after such determination or demand.

9.07  Indemnification of Officers, Employees and Agents.

(a)   An individual who is made a party to a proceeding because he is or was an officer of the Corporation is entitled to mandatory indemnification under section 9.03 and is entitled to apply for court-ordered indemnification under section 9.05, in each case to the same extent as a director.

(b)   The Corporation shall indemnify and advance expenses under section 9.02 and 9.04 to an individual who is made a party to a proceeding because he is or was an officer of the Corporation, subject to the same conditions and limitations and to the same extent that these By-laws provide for indemnification and advancement of expenses to a director.

(c)   In the discretion of the Board of Directors, the Corporation may indemnify and advance expenses under Sections 9.02 and 9.04 to an individual who is made a party to a proceeding because he is or was an employee or agent of the Corporation, subject to the same conditions and limitations and to the same extent that these By-laws provide for indemnification and advancement of expenses to a director.

9.08  Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the
Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under section 9.02 or 9.03.

9.09  Contract Right. The right of indemnification conferred upon directors and officers in this By-law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition. The right to indemnification under this Section 9.09 shall be deemed to vest upon the occurrence of the event giving rise to the claim for indemnification and no subsequent modification or repeal of this Article Nine or other action on the part of the
Corporation or otherwise shall operate to limit or impair such right. Nothing in this Section 9.09 shall be deemed to create any vested contract right to indemnification or advance of expenses in favor of any person for whom indemnification or advancement of expenses is merely permissive and not required under applicable law or this Article Nine.

9.10  Enforcement of Rights. In any action brought by a claimant to enforce the right to indemnification under this Article Nine, it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of Section 9.04 have been met), that the claimant has not met the standard of conduct which makes it permissible under the Vermont Business
Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

9.11  Non-Exclusive Rights; Survival. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, other provision of the Articles of Association or By-laws, contract, vote of stock-
holders or Directors or otherwise. No repeal or modification of this Article
Nine shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

9.12  Severability. If any provision or provisions of this Article Nine shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i)
the validity, legality and enforceability of the remaining provisions of this
Article Nine (including, without limitation, each portion of any section of this Article Nine containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable)
shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article Nine shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.13 Application of this Article.
(a)   These provisions do not limit the Corporation's power to pay or reimburse expenses incurred by a director, officer or other person in connection with his appearance as a witness in a proceeding at a time when such individual has not been made a named defendant or respondent to the proceeding.

(b)   It is the intent of this Article Nine that the Corporation (i) shall indemnify and advance expenses to directors and officers of the Corporation and (ii) shall have the right to indemnify and advance expenses to any employee or agent, in each case, to the fullest extent permitted by applicable law. In the event that, after this Article Nine becomes effective, any such applicable law is amended to permit expanded powers to indemnify or advance expenses, the Corporation shall be deemed to have and may exercise all such expanded powers, notwithstanding any contrary provision of these By-laws.

(c)   It is the intent of this Article Nine that it shall apply to acts and omissions that occurred prior to its adoption, even though suit is not filed or a claim is otherwise asserted until after such adoption.

   The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing By-laws, as amended and restated, were adopted by the
   Board of Directors of the Corporation, as of the 5th day of April, 1994,
   and were further amended by the Board of Directors on June 13, 2000.

                                      Secretary
                                      Community Bancorp.

(Seal)